                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No 1 to the Registration Statement (Form S-4) and related Prospectus of First Federal Capital Corp for the registration of 1,935,315 shares of its common stock and to the incorporation by reference therein of our report dated January 24, 2001, with respect to the consolidated financial statements of First Federal Capital Corp included in the Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                               Ernst & Young LLP

Milwaukee, Wisconsin
September 27, 2001